UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction	Identification Number)
of incorporation)

363 North Sam Houston Parkway East, Suite 630, Houston, Texas 77060

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As previously reported on a Current Report on Form 8-K filed with the SEC on January 2, 2008, on December 26, 2007, Nova Biofuels Seneca, LLC (“Nova Biofuels Seneca”), a subsidiary of Nova Biosource Fuels, Inc. (the “Company”), entered into the $41 million senior secured construction, term and working capital credit facility (the “Credit Facility”) among Nova Biofuels Seneca, the Lenders party thereto, WestLB AG, New York Branch, as administrative agent for the Lenders, WestLB AG, New York Branch, as Issuing Bank with respect to the Letters of Credit, WestLB AG, New York Branch, as collateral agent for the Senior Secured Parties, WestLB AG, New York Branch, as lead arranger and sole bookrunner, and Sterling Bank, a Texas banking corporation, as accounts bank, in connection with the development, construction, installation, engineering, procurement, design, testing, start-up, operation and maintenance of Nova Biofuels Seneca’s 60 million gallon per year biodiesel refinery located in Seneca, Illinois.

On March 19, 2008, Nova Biofuels Seneca borrowed an aggregate amount of approximately $12.0 million under the Credit Facility for the payment of project costs and other related fees and expenses.  This second draw took the form of a base rate loan at an interest rate of 8.25% per annum.  The other terms of payment, events of default and other terms and conditions were previously described in the prior Form 8-K.  After taking into account this borrowing under the Credit Facility and the first borrowing completed on February 27, 2008, Nova Biofuels Seneca has remaining available capacity of $13.4 million of construction and term loans and $5 million of working capital loans and letters of credit.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 17, 2008, the Board of Directors of the Company appointed Fred Zeidman as Interim President.  Mr. Zeidman has been a director of the Company since June 26, 2007. He has served as a Managing Director of the law firm Greenberg Traurig, LLP since July 2003. Mr. Zeidman has served as Chairman of the Board of Corporate Strategies, Inc., a consulting firm, since July 2004, and he served as Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 to February 2007. Mr. Zeidman serves as the Chairman of the Board of the United States Holocaust Memorial Museum. He received a Bachelor of Science in Business Administration from Washington University in 1968, and an MBA from New York University in 1970.

In order to comply with the Company’s corporate governance policy regarding independence of directors, upon his appointment as Interim President, Mr. Zeidman stepped down from the Board’s Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee.  J.D. McGraw will continue as a senior executive officer in his capacity as Vice Chairman of the Company focusing on capital financing requirements and investor relations.  He, along with Mr. Zeidman and John Sinders, an independent director of the Company, were appointed to a newly-formed Finance Committee of the Board of Directors.

Mr. Zeidman will receive a monthly salary of $10,416 for so long as he serves as Interim President.  During his term as Interim President, Mr. Zeidman will cease to participate in the Company’s Director Compensation Program for non-employee directors.  In consideration for their service on the Finance Committee, the Company awarded stock options for 500,000 shares of common stock to each of John Sinders, Fred Zeidman and J.D. McGraw under the Company’s 2006 Equity Incentive Plan.  The options have a ten year term and vest annually over three years.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is a news release issued by Nova Biosource Fuels, Inc. announcing the appointment of Fred Zeidman as Interim President.

Attached hereto as Exhibit 99.2 is a news release issued by Nova Biosource Fuels, Inc. announcing the borrowing under the Credit Facility.

The information contained in Item 7.01 of this report and in Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1                           News Release dated March 20, 2008 announcing the appointment of Fred Zeidman as Interim President

99.2                           News Release dated March 20, 2008 announcing the borrowing under the Credit Facility

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman and Chief Executive Officer

Date: March 20, 2008

EXHIBIT INDEX

99.1                           News Release dated March 20, 2008 announcing the appointment of Fred Zeidman as Interim President

99.2                           News Release dated March 20, 2008 announcing the borrowing under the Credit Facility